AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of July 1, 2016, as amended (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Exhibit for Rule 2a-5 Services; and

WHEREAS, the parties desire to amend the Agreement to add the Exhibit for Twin Oak ETF Company and its corresponding fee schedule; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.As of the Effective Date, the Exhibit for Rule 2a-5 Services attached hereto is hereby added to the Agreement.

2.As of the Effective Date, the Exhibit for Twin Oak ETF Company attached hereto is hereby added to the Agreement.

3.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

MANAGER DIRECTED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Amber C. Kopp	By: /s/ Gregory Farley
Name: Amber C. Kopp	Name: Gregory Farley
Title: Secretary	Title: Sr. Vice President
Date: August 6, 2024	Date: August 6, 2024

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit for Rule 2a-5 Services to the
Fund Accounting Servicing Agreement – Manager Directed Portfolios

Rule 2a-5 Supplemental Services

1.If the Trust elects to receive the Rule 2a-5 Supplemental Services, USBFS shall provide the following services to the Funds (the “Rule 2a-5 Supplemental Services”):

A.Price Comparison Report

i.The Price Comparison Report is a monthly report showing prices from an alternative source chosen by USBFS for certain instruments held by a Fund.

B.Back-testing and Calibration Report

i.The Back-testing and Calibration Report shows (a) the actual buy price for certain instruments held by a Fund compared to the next price used for such instrument in the Fund’s NAV and (b) the actual sale price of certain instruments held by a Fund compared to the prior price used for such instrument in the Fund’s NAV.

C.Adviser Valuation Oversight Report

i.The Adviser Valuation Oversight Report is graphic overview of the Fund’s assets, the pricing sources used by the Fund, the types of prices used, and the preliminary fair value leveling utilized for Form NPORT.

2.The Trust shall pay USBFS fees for the Rule 2a-5 Supplemental Services for each Fund receiving such services based upon the number of level 2 instruments (as defined by the Fund’s Topic 820 Report) held by each such Fund as a percentage of that Fund’s total positions in accordance with the following table:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[ ]% or less	$[ ]
More than [ ]% but less than [ ]%	$[ ]
[ ]% or more	$[ ]

3.The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
4.The alternative pricing information provided in the Rule 2a-5 Supplemental Services is intended for comparison purposes only. THE TRUST IS RESPONSIBLE FOR SELECTING THE PRICING SOURCES USED FOR EACH INSTRUMENT HELD BY EACH FUND FOR CALCULATING THE FUND’S NET ASSET VALUE, FOR DETERMINING THE APPROPRIATE PRICING METHODOLOGIES USED BY EACH FUND, AND FOR DETERMINING THAT THE PRICES USED FOR EACH INSTRUMENT ARE APPROPRIATE. USBFS shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source. Notwithstanding anything else in this Addendum or the Agreement to the contrary, USBFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source.

5.USBFS shall only include pricing comparison information in the Rule 2a-5 Supplemental Services from third-party sources. USBFS shall not be responsible for (i) providing any discretionary or subjective valuation of any instrument, (ii) providing any pricing information not available from a third-party source, (iii) providing any recommendation or opinion on whether a primary price or a comparison price is appropriate, or (iv) determining the appropriate pricing source for any instrument.

6.The Trust acknowledges that it is responsible for determining the suitability and applicability of the information obtained through the Rule 2a-5 Supplemental Services. USBFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF INFORMATION PROVIDED IN THE RULE 2a-5 SUPPLEMENTAL SERVICES.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit for Twin Oak ETF Company to the
Fund Accounting Servicing Agreement – Manager Directed Portfolios

Name of Series
Twin Oak Short Horizon Absolute Return ETF
Twin Oak Active Opportunities ETF

Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where Twin Oak ETF Company (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds [ ] $[ ]             First $[ ] [ ] bps
Funds [ ]     $[ ]                 Next $[ ]     [ ] bps
Funds [ ]     $[ ]             Next $[ ]     [ ] bps
                        Balance [ ] bps

The fees listed above are subject to a [ ]% reduction for the first year following the Effective Date of this Amendment, and are subject to a [ ]% reduction the second year following the Effective Date of this Amendment. For the avoidance of doubt, if this Amendment were executed on September 1, 2024, the first-year fee reduction would be effective until August 31, 2025, at which time the second-year fee reduction would become effective as of September 1, 2025, and remain effective until August 31, 2026.

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
APPENDIX A
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
$[ ] – Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[ ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] Intraday money market funds pricing, up to 3 times per day

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
$[ ] for the first fund (subject to Board approval)
$[ ] for each additional fund 2-5 (subject to change based on Board review and approval)
$[ ] for each fund over 5 funds
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional 15(c) reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[2]
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]

Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
2 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $2,000 Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Adviser’s signature is made in acknowledgement of the above fee schedule.

TWIN OAK ETF COMPANY

By: /s/ Zachary Wainwright
Name: Zachary Wainwright
Title: Chief Executive Officer
Date: July 30, 2024